                                                                       EXHIBIT 1


NEXSTAR PHARMACEUTICALS, INC.
2860 WILDERNESS PL., BOULDER, CO 80301  PHONE 303.444.5893 FAX 303.544.6113


FOR IMMEDIATE RELEASE

Contact at NeXstar Pharmaceuticals:                     Contact at Proligo LLC:
Anna Sussman                                            Wolfgang Pieken
Manager, Investor Relations                             Chief Executive Officer
303/546-7875                                            303/546-7675

                           SKW BUYS MAJORITY STAKE OF
                      NEXSTAR TECHNOLOGY PRODUCTS DIVISION
         NEW COMPANY, PROLIGO LLC, TO FOCUS ON OLIGONUCLEOTIDE CHEMISTRY

         BOULDER, Colo., August 16, 1998 - NeXstar Pharmaceuticals, Inc. (NASDAQ-NMS: NXTR) and SKW Trostberg AG today announced the formation of a new joint company, Proligo LLC, to focus on the emerging chemical supply market for oligonucleotide-based products and related nucleic acid technologies. Proligo LLC is the successor to the NeXstar Technology Products division of NeXstar Pharmaceuticals and was established partly through the sale of 51 percent of the new company by NeXstar Pharmaceuticals to SKW Americas, Inc. SKW Americas is a subsidiary of SKW Trostberg AG, an international specialty chemical manufacturing corporation based in Trostberg, Germany with annual revenues of over $3 billion in U.S. dollars.

In exchange for its 51 percent interest in Proligo, SKW Americas paid NeXstar Pharmaceuticals $15 million in cash at closing and will pay an additional $3 million in guaranteed payments and up to $20.5 million in performance-based milestone payments over the next five years. SKW Americas will also transfer to NeXstar Pharmaceuticals a 49 percent interest in Proligo Biochemie GmbH, the former PerSeptive Biosystems GmbH, Hamburg.

To complete the formation of Proligo, SKW Americas and NeXstar Pharmaceuticals will contribute Proligo Biochemie GmbH to the newly formed company. With the addition of Proligo Biochemie GmbH's 58,000 square foot ISO-certified manufacturing facility in Hamburg, Germany, Proligo will enter immediately into the market for nucleoside phosphoramidite monomers, the basic building blocks of oligonucleotides. The manufacture of these products is enabled by the Koster patent and rights to the Caruthers patents, which were acquired by NeXstar Technology Products in January 1998.

Proligo will consist of the assets of NeXstar Technology Products, a specialty chemicals and process technologies business unit; Proligo Biochemie GmbH; and $10 million in cash. Proligo is owned 51 percent by SKW Americas and 49 percent by NeXstar Pharmaceuticals.

"We are very enthusiastic about our partnership with SKW and the formation of Proligo LLC," said Patrick J. Mahaffy, president and chief executive officer of NeXstar Pharmaceuticals. "We originally formed NeXstar Technology Products last December to leverage our proprietary technology and offset certain of our research and development expenses. Through the formation of Proligo, each of these goals will now be achieved in a more substantial and immediate manner than NeXstar Pharmaceuticals could have achieved independently. SKW's commitment to Proligo's business plan combined with their financial resources and expertise as a specialty chemical manufacturer provides Proligo with significant advantages and further allows NeXstar Pharmaceuticals to focus on our core pharmaceutical business."

"We are very pleased to have NeXstar Pharmaceuticals as our partner as we enter the nucleic acid chemistry marketplace," said Meinolf Pousset, the responsible member of SKW Trostberg's board of directors. "NeXstar's scientific contributions and business relations will be instrumental in launching and developing Proligo as an international manufacturer of biochemical specialties."

Proligo's mission will be to serve as an integrated manufacturer and marketer of products and manufacturing services to the growing oligonucleotide marketplace. With the combination of Proligo Biochemie GmbH and the former NeXstar Technology Products, Proligo LLC is committed to providing customers a full range of nucleic acid-based products, from reagents and building blocks to bulk GMP oligonucleotide manufacturing. Proligo's products and services include:

o    custom manufacture of bulk, active oligonucleotides to GMP specifications;
o    chemical building blocks for oligonucleotides;
o    novel process reagents for the efficient assembly of oligonucleotides;
o new synthetic linking technologies for modulating the activity of oligonucleotides; and,
o cost-effective processes for large quantity (scale-up) production of such compounds, including the PASS technology.

The PASS (Product Anchored Sequential Synthesis) technology, invented by scientists at NeXstar Pharmaceuticals, is being developed for the manufacture of oligonucleotide-based drugs. This technology will be positioned to meet the demand for cost-effective supply of bulk oligonucleotide supply for pharmaceutical and diagnostic customers. Proligo intends to develop the PASS technology to support contract manufacturing of oligonucleotide-based products.

"We are excited about the formation of Proligo, which reinforces our commitment to providing our customers with high quality manufacturing services and chemical products," said Wolfgang Pieken, newly appointed chief executive officer of Proligo. "With the resources provided by SKW and NeXstar Pharmaceuticals and the innovative proprietary technology portfolio created by our development team, Proligo is dedicated to becoming the leader in nucleic acid chemistry supply."

"The addition of the Hamburg manufacturing plant will enhance our ability to provide our customers with standard and specialty monomers and reagents for oligonucleotide synthesis," added Pieken. "The expertise and capability of the manufacturing team in Hamburg uniquely complements the technology portfolio created by Proligo's development team in Boulder. In this new configuration, Proligo is the only supplier of a truly integrated line of products and manufacturing services in nucleic acid chemistry."

As part of the transaction, Proligo and NeXstar Pharmaceuticals have entered into a supply agreement in which Proligo will manufacture aptamers for NeXstar Pharmaceuticals' use in its drug discovery and development programs. In addition, NeXstar Pharmaceuticals will retain certain rights to the PASS technology for its own internal uses.

NeXstar Pharmaceuticals has agreed to provide certain transitional services to Proligo for a period of up to nine months. Approximately 27 employees of NeXstar Pharmaceuticals will become Proligo employees as part of the transaction. Proligo and NeXstar Pharmaceuticals are both based in Boulder, Colorado.

This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially. While these statements reflect NeXstar Pharmaceuticals' best current judgment, they are subject to risks and uncertainties that could cause actual results to vary from current projections. These risk factors are identified in NeXstar Pharmaceuticals' reports to the Securities and Exchange Commission filed on Forms 10-K and 10-Q, and in other SEC filings.

NeXstar Pharmaceuticals, Inc. is a fully integrated biopharmaceutical company engaged in the discovery, development, manufacturing and marketing of products to treat serious and life-threatening illnesses. The company currently markets two drugs in the United States and around the world, AmBisome and DaunoXome. Based in Boulder, Colo., NeXstar Pharmaceuticals maintains additional research, development and manufacturing facilities in San Dimas, Calif., and marketing subsidiaries worldwide.

SKW Trostberg AG is the parent company of an extensive special chemicals corporation with almost 200 investments in subsidiaries and affiliated companies in more than 40 countries worldwide in its three core business sectors of nature products, chemicals and construction chemicals. In 1997, its more than 14,000 employees achieved sales of almost DM 5.5 billion. VIAG AG, in Munich, Germany, one of the ten top industrial groups in Germany with sales of almost DM 50 billion, owns more than 50 percent of SKW Trostberg. SKW Trostberg together with Th. Goldschmidt AG, Essen represents VIAG's chemical division.